EXHIBIT 99.3


                      [LOGO OF AMERICAN EXPRESS COMPANY]






                                     2004
                           Fourth Quarter/Full Year
                             Earnings Supplement







     The enclosed summary should be read in conjunction with the text and statistical tables included in American Express Company's (the "Company"
           or "AXP") Fourth Quarter/Full Year 2004 Earnings Release.


     ---------------------------------------------------------------------------
     This summary contains certain forward-looking statements that are subject to risks and uncertainties and speak only as of the date on which they are made. Important factors that could cause actual results to differ materially from these forward-looking statements, including the Company's financial and other goals, are set forth on page 27 herein and in the Company's 2003 10-K Annual Report, and other reports, on file with the Securities and Exchange Commission.
     ---------------------------------------------------------------------------

                           AMERICAN EXPRESS COMPANY
                             FOURTH QUARTER 2004
                                  HIGHLIGHTS

o Fourth quarter diluted EPS on a net income basis of $0.71 increased 20% versus $0.59 last year. Fourth quarter diluted EPS of $0.71 increased 18% over last year's diluted EPS of $0.60 before the accounting change. Total revenues rose 10%. For the trailing 12 months, ROE was 22%.

-        4Q '04 included:
         -- A $117MM ($76MM after-tax) net gain in connection with the sale of the equipment leasing product line managed within TRS' small business financing unit (see discussion below); and,
         -- $102MM ($66MM after-tax) in aggregate restructuring charges (see discussion below).

-        4Q '03 included:
         -- The adoption of FASB Interpretation No. 46, "Consolidation of Variable Interest Entities", as revised ("FIN 46"), resulting in a below-the-line, non-cash charge of $13MM net of tax, or $0.01 per share.

o    Compared with the fourth quarter of 2003:

- Worldwide billed business increased 17% on continued strong consumer, small business and Corporate Services spending growth and over 40% growth in global network partner volumes. A comparatively weaker U.S. dollar benefited the reported growth rate by 2%.
         -- Worldwide average spending per proprietary basic card in force increased 12% versus last year (up 10% adjusted for foreign exchange translation);

- TRS' worldwide lending balances of $26.9B on an owned basis increased 4%; on a managed basis, worldwide lending balances of $47.2B were also up 4%. Excluding the sale of TRS' equipment leasing product line, managed loans increased 8% (see discussion of "managed basis" on page 7);

- Card credit quality continued to be well-controlled and reserve coverage ratios remained strong;

- Worldwide cards in force of 65.4MM increased 8%, up 4.9MM from last year and 2.1MM during 4Q '04, on continued solid proprietary card growth and particularly strong network card growth; and,

- AEFA assets owned, managed and administered of $413B were up 13% versus last year reflecting market appreciation, favorable foreign currency translation impacts and asset inflows.

o    Additional items of note included:

- Marketing, promotion, rewards and cardmember services costs increased 26% versus 4Q '03. Rewards costs increased, reflecting a higher redemption rate, strong volume growth and the continued increase in cardmember loyalty program participation. Marketing costs rose primarily due to costs related to the Company's new global "My Life, My Card(SM)" advertising campaign. Improved metric performance during the quarter reflected the ongoing benefits of the increased spending over the last two years.

- The Company's reengineering initiatives delivered in excess of the $1B of benefits targeted for this year, including significant carry-over benefits from certain initiatives begun in prior periods. During the fourth quarter, reengineering initiatives continued to provide substantial year-over-year expense comparison benefits. In addition, revenue-related reengineering activities are driving a significant portion of the total benefits, representing more than 25% of the benefits delivered in 4Q `04.

- As previously disclosed, the Company decided to expense stock options beginning in 1Q '03 and use restricted stock awards in place of stock options for middle management. As a result, the 4Q '04 impacts of incremental annual option grant expense, increased levels of restricted stock awards and other related compensation changes contributed to the 17% increase in human resources expense.
         -- Compared with last year, the total employee count of 77,500 decreased 1%; compared with last quarter, the total employee count was down 600 employees or approximately 1%.

- On December 1, 2004, the Company completed the sale of American Express Business Finance Corporation, the equipment leasing product line within TRS' small business financing unit. The sale of this portfolio, of approximately $1.5B of loans as of 9/30/04, generated a net gain during the quarter of $117MM ($76MM after-tax).

                           AMERICAN EXPRESS COMPANY
                             FOURTH QUARTER 2004
                             HIGHLIGHTS (Cont'd)


- 4Q '04 also included aggregate charges of $102MM ($66MM after-tax) recorded in connection with various restructuring activities undertaken within certain of AXP's business units and staff groups. The charge reflects expenses incurred in connection with several initiatives relating principally to the restructuring of TRS' Business Travel operations, the decision to sell certain of the operations of AEB in Bangladesh, Egypt, Luxembourg and Pakistan, and the relocation of certain functions within the company's finance operations. Once completed, these initiatives are expected to result in the elimination of approximately 2,000 positions company-wide and to provide annual pre-tax benefits to the Company in excess of $75MM. The charge is reflected in the Company's segments as follows: $64MM in TRS, $3MM in AEFA and $35MM in AEB.

o On November 5, pursuant to an agreement announced in January, MBNA became the first U.S. bank to issue credit cards accepted on the American Express network. This followed a Supreme Court decision in October to uphold lower court rulings that Visa and Mastercard association bylaws that prevented banks from issuing cards on rival networks, were illegal and must be abolished.

o On November 15, American Express filed a lawsuit against Visa, Mastercard and eight major banks that are members of the two card associations seeking monetary damages for the business lost as a result of the illegal, anticompetitive practices of the card associations, which had effectively locked the Company out of the bank-issued card business in the United States.

o As previously announced, at a meeting held on November 22, 2004, the Audit Committee of the Board of Directors approved the future engagement of PricewaterhouseCoopers LLP as the Company's independent registered public accountants ("auditors") for the fiscal year ending December 31, 2005 and dismissed the firm of Ernst & Young LLP ("E&Y") as auditors for the 2005 fiscal year. This action was the result of the Audit Committee's request for proposals from auditing firms for the Company's 2005 audit. As disclosed in the 2004 proxy, this request for proposals was made in accordance with the Audit Committee's charter, which requires a detailed review of the Company's outside audit firm at least every ten years. The Audit Committee's decision to dismiss E&Y was made after a robust proposal process that included three of the four major international accounting firms, including E&Y. All of the proposals received by the Company were of high quality. E&Y continues as the Company's auditors for the year ended December 31, 2004.

o On December 16, the Company entered into an agreement to sell and lease back seven real properties located in the U.S. to designated affiliates of The Inland Real Estate Group, Inc., enabling the Company to monetize the value of the properties and use the proceeds for reinvestment in its business.

o During the quarter, American Express continued to invest in growth opportunities through expanded products and services.

-        At TRS we:
-- Announced a network agreement with Citibank to issue American Express branded credit cards in the U.S. beginning in late 2005;
-- Launched the first American Express branded credit card in China, denominated in both local Chinese currency and U.S. dollars, through our network relationship with the Industrial and Commercial Bank of China;
-- Supported the entry of Credomatic, a leader in Central America's financial services industry, into the Mexican marketplace with the launch of American Express branded credit cards in Guadalajara, Mexico, which included a co-branded card with Farmacias Guadalajara, one of Mexico's largest drug and supermarket retailers;
-- Announced plans to roll-out, in all 5,300 of CVS' U.S. retail locations, point of sale terminals enabled for ExpressPay, a contact-less payment device which operates by radio-frequency transmission to make everyday purchases quick and easy;
-- Partnered with Rite-Aid to offer American Express gift cards at their 3,400 stores nationwide;
-- Launched a redesigned Business Travel website, further enhancing AXP's focus on delivering savings, service and control across 100 percent of a customers' travel expenditures globally;

                       AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2004
                         HIGHLIGHTS (Cont'd)

--           Announced a strategic agreement with Travelocity to use a private label version of Travelocity's online booking engine for flights, hotels, car rentals, and last minute travel products for American
             Express' U.S. online consumer travel site;
--           Launched a new global brand advertising campaign, introducing the theme "My Life, My Card(SM)";
--           Introduced a new groundbreaking online shopping experience with the "My Wishlist" promotion in which American Express cardmembers vied for the opportunity to purchase premium gift items at significantly discounted prices (e.g. a BMW Roadster for $5,000)
             via an online, auction-style website; and,
--           Welcomed JetBlue Airways into our Membership Rewards(R) Program.
-        At AEFA we:
--           Announced the introduction of the American Express Individual
             (k)(R), a 401(k)-based plan designed to provide self-employed professionals with added flexibility, investment choices, and higher contribution limits to help them save more effectively for retirement; and,
--           Introduced the Charitable Giving Benefit, a new feature of the
             American Express(R) Estate Series variable universal and universal life product lines, allowing policyholders, upon death of the insured, to give the equivalent of 1% of the policy's death benefit, up to a maximum of $100,000, to an accredited charitable organization of their choice at no added cost and without decreasing the amount of the insurance death benefit paid out to beneficiaries.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2004 OVERVIEW
                                 CONSOLIDATED

(Preliminary)
                        Condensed Statements of Income
                            (Unaudited, GAAP basis)

                                                                          Quarters Ended              Percentage
(millions)                                                                 December 31,                 Inc/(Dec)
                                                                -------------------------------    -------------
                                                                      2004                 2003
                                                                      ----                 ----
Revenues:
     Discount revenue                                               $2,817               $2,432             16%
     Net investment income                                             826                  786              5
     Management and distribution fees                                  788                  728              8
     Cardmember lending net finance charge revenue                     560                  531              6
     Net card fees                                                     491                  467              5
     Travel commissions and fees                                       484                  445              9
     Other commissions and fees                                        616                  531             16
     Insurance and annuity revenues                                    394                  366              7
     Securitization income, net                                        325                  293             11
     Other                                                             470                  459              3
                                                                    ------               ------
          Total revenues                                             7,771                7,038             10
                                                                    ------               ------
Expenses:
     Human resources                                                 1,971                1,678             17
     Marketing, promotion, rewards and cardmember services           1,472                1,166             26
     Provision for losses and benefits                               1,162                1,164              -
     Interest                                                          238                  205             16
     Other                                                           1,745                1,735              -
                                                                    ------               ------
          Total expenses                                             6,588                5,948             11
                                                                    ------               ------
Pre-tax income before accounting change                              1,183                1,090              9
Income tax provision                                                   287                  314             (9)
                                                                    ------               ------
Income before accounting change                                        896                  776             16
Cumulative effect of accounting change, net of tax                       -                 (13)              #
                                                                    ------               ------
Net income                                                            $896                 $763             17
                                                                    ======               ======

EPS:
Income before accounting change - Basic                              $0.72                $0.61             18
                                                                     ======               =====
Net Income - Basic                                                   $0.72                $0.60             20
                                                                     ======               =====

Income before accounting change - Diluted                            $0.71                $0.60             18
                                                                     ======               =====
Net Income - Diluted                                                 $0.71                $0.59             20
                                                                     ======               =====

Note: Certain prior period amounts have been reclassified to conform to the current year presentation.

# Denotes variance greater than 100%.

o Net Income: Increased 17% to a record quarterly level of $896MM. Income before last year's accounting change increased 16%.

-        4Q '04 included:
-- A $117MM ($76MM after-tax) net gain at TRS in connection with the sale of American Express Business Finance Corporation, the equipment leasing product line managed within TRS' small business financing unit; and,
-- $102MM ($66MM after-tax) in aggregate restructuring charges (see discussion on page 2).

-        4Q '03 included:
-- The adoption of FIN 46, resulting in a below-the-line, non-cash charge of $13MM net of tax, or $0.01 per share.

o Consolidated Revenues: Revenues increased 10% due to higher discount revenues, greater other commissions and fees, greater management and distribution fees, higher net investment income, greater travel commissions and fees, higher net securitization income, higher cardmember lending net finance charge revenue, larger insurance and annuity revenues and greater net card fees. Consolidated revenue growth versus last year reflected 11% growth at TRS, 9% growth at AEFA, and 1% growth at AEB. Translation of foreign currency revenues contributed approximately 2% of the 10% revenue growth rate.

                       AMERICAN EXPRESS COMPANY
                     FOURTH QUARTER 2004 OVERVIEW
                        CONSOLIDATED (Cont'd)

o Consolidated Expenses: Expenses were up 11%, reflecting higher marketing, promotion, rewards and cardmember services expenses, greater human resources costs and increased interest expense. Provision for losses and benefits and other operating expenses were virtually flat. Consolidated expenses reflected increases versus last year of 10% at TRS, 10% at AEFA, and 23% at AEB. Translation of foreign currency expenses contributed approximately 2% of the 11% expense growth rate.

o Pre-Tax Margin: Was 15.2% in 4Q '04 compared with 17.4% in 3Q '04 and 15.5% in 4Q '03.

o Effective Tax Rate: Was 24% in 4Q '04 versus 30% in 3Q '04 and 29% in 4Q '03. The decrease in the consolidated tax rate for the quarter was primarily due to the impact of continuing benefits from the changes in international funding strategy at TRS in 2004, favorable tax audit experience at both TRS and AEB, and a favorable adjustment to the current taxes payable account at AEFA. At TRS, the changes in international funding strategy will continue to positively affect our effective tax rate going forward, and be offset in part by higher related funding costs.

o Share Repurchases: During 4Q '04, 15.0MM shares were repurchased. Since the inception of repurchase programs in September 1994, 495.5MM shares have been acquired under cumulative Board authorizations to repurchase up to 570MM shares, including purchases made under agreements with third parties.


                                                                                         Millions of Shares
                                                                           ------------------------------------------------
     -    AVERAGE SHARES:                                                      4Q `04           3Q `04             4Q `03
                                                                               ------           ------             ------
           Basic                                                                1,242            1,251              1,277
                                                                               ======           ======             ======
           Diluted                                                              1,270            1,275              1,299
                                                                               ======           ======             ======

     -    ACTUAL SHARE ACTIVITY:
           Shares outstanding - beginning of period                             1,255            1,267              1,285
           Repurchase of common shares                                           (15)             (15)                (3)
           Employee benefit plans, compensation and other                           9*               3                  2
                                                                               ------           ------             ------
           Shares outstanding - end of period                                   1,249            1,255              1,284
                                                                               ======           ======             ======


* Includes 9MM net shares issued through employee stock option exercises and related activity.


                         CORPORATE AND OTHER


o The net expense was $57MM in 4Q '04 compared with $65MM in 3Q '04 and $54MM in 4Q '03. 4Q '04 continues to reflect corporate investment spending on compliance and technology projects.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2004 OVERVIEW
                            TRAVEL RELATED SERVICES
(Preliminary)
                             STATEMENTS OF INCOME
                            (Unaudited, GAAP basis)

                                                                        Quarters Ended                 Percentage
(millions)                                                               December 31,                    Inc/(Dec)
                                                               ---------------------------------      -------------
                                                                      2004                 2003
                                                                      ----                 ----
Net revenues:
   Discount revenue                                                 $2,817               $2,432               16%
   Lending:
     Finance charge revenue                                            716                  654                9
     Interest expense                                                  156                  123               26
                                                                    ------               ------
       Net finance charge revenue                                      560                  531                6
   Net card fees                                                       491                  467                5
   Travel commissions and fees                                         484                  445                9
   Other commissions and fees                                          606                  515               18
   TC investment income                                                 94                   93                1
   Securitization income, net                                          325                  293               11
   Other revenues                                                      411                  435               (6)
                                                                    ------               ------
         Total net revenues                                          5,788                5,211               11
                                                                    ------               ------
Expenses:
   Marketing, promotion, rewards and cardmember services             1,416                1,141               24
   Provision for losses and claims:
     Charge card                                                       240                  227                5
     Lending                                                           296                  330              (10)
     Other                                                              30                   28                6
                                                                    ------               ------
       Total                                                           566                  585               (3)
   Charge card interest expense                                        196                  187                5
   Human resources                                                   1,169                1,003               17
   Other operating expenses:
     Professional services                                             619                  567                9
     Occupancy and equipment                                           366                  371               (1)
     Communications                                                    118                  116                2
     Other                                                             320                  357              (10)
                                                                    ------               ------
       Total                                                         1,423                1,411                1
                                                                    ------               ------
         Total expenses                                              4,770                4,327               10
                                                                    ------               ------
Pre-tax income                                                       1,018                  884               15
Income tax provision                                                   289                  278                4
                                                                    ------               ------
Net income                                                          $  729               $  606               20
                                                                    ======               ======

Note: Certain prior period amounts have been reclassified to conform to the current year presentation.

o    Net Income:  Increased 20%.
-        4Q '04 included:
-- A $117MM ($76MM after-tax) net gain in connection with the sale of the equipment leasing product line within the small business financing unit; and,
-- $64MM ($42MM after-tax) in aggregate charges relating principally to restructuring activities within Business Travel operations.
o    Pre-tax Margin:  Was 17.6% in 4Q '04 versus 19.5% in 3Q '04 and 17.0% in
     4Q '03.

o Effective Tax Rate: Was 28% in 4Q '04 compared with 31% in 3Q '04 and 4Q '03. The lower rate was driven primarily by continuing benefits arising from the changes in international funding strategy in 2004, as well as the favorable impact of certain federal audit adjustments.

o        GAAP Basis Income Statement Items:
- Securitization Income, Net: Increased 11%. Securitization income, net represents the non-credit provision components of the net gains and charges from securitization activities, the amortization and related impairment charges, if any, of the related interest-only strip, excess spread related to securitized loans, net finance charge revenue on retained interests in securitized loans, and servicing income, net of related discounts or fees.
         -- During 4Q '04, there was no incremental securitization activity. The average balance of cardmember lending securitizations was $20.3B in 4Q '04 versus $19.4B in 4Q '03 resulting in an overall increase in net securitization income.
- Net Finance Charge Revenue: Increased 6%, reflecting 10% growth in the average balance of the owned lending portfolio for the period and a lower yield.
- The Lending Provision: Decreased 10% reflecting strong credit quality in the owned lending portfolio.
- The above GAAP basis items relating to net finance charge revenue and lending provision reflect the owned portfolio only. "Owned basis" credit quality statistics are available in the Fourth Quarter/Full Year 2004 Earnings Release on the TRS Selected Statistical Information pages.

                       AMERICAN EXPRESS COMPANY
                     FOURTH QUARTER 2004 OVERVIEW
                   TRAVEL RELATED SERVICES (Cont'd)

Supplemental Information - Managed Basis: The following supplemental table includes information on both a GAAP basis and a "managed" basis. The managed basis presentation assumes there have been no securitization transactions, i.e., all securitized Cardmember loans and related income effects are reflected in the Company's balance sheet and income statement, respectively. The Company presents TRS information on a managed basis because that is the way the Company's management views and manages the business. Management believes that a full picture of trends in the Company's Cardmember lending business can only be derived by evaluating the performance of both securitized and non-securitized Cardmember loans. Asset securitization is just one of several ways for the Company to fund Cardmember loans.

Use of a managed basis presentation, including non-securitized and securitized Cardmember loans, presents a more accurate picture of the key dynamics of the Cardmember lending business, avoiding distortions due to the mix of funding sources at any particular point in time. For example, irrespective of the mix, it is important for management and investors to see metrics, such as changes in delinquencies and write-off rates, for the entire Cardmember lending portfolio because it is more representative of the economics of the aggregate Cardmember relationships and ongoing business performance and trends over time. It is also important for investors to see the overall growth of Cardmember loans and related revenue and changes in market share, which are all significant metrics in evaluating the Company's performance and which can only be properly assessed when all non-securitized and securitized Cardmember loans are viewed together on a managed basis.

Management views any net gains from securitizations as discretionary benefits to be used for card acquisition expenses, which are reflected in both marketing, promotion, rewards and cardmember services and other operating expenses. Consequently, the managed basis presentation assumes that gains from new issuances and charges from the amortization and maturities of outstanding transactions are offset by impacts to marketing, promotion, rewards and cardmember services expenses. Accordingly, the incremental benefits, as well as the impact of the net lending securitization activity, are eliminated. As there was no 4Q '04 or 4Q '03 securitization activity, no such adjustments are reflected.

The following table compares and reconciles the GAAP basis TRS income statements to the managed basis information, where different.


                                                                                      Effect of Securitizations (unaudited)
                                                                            --------------------------------------------------------
 (preliminary, millions)                   GAAP Basis (unaudited)           Securitization Effect            Managed Basis
------------------------------------------------------------------------    ---------------------- ---------------------------------
                                                           Percentage                                                     Percentage
Quarters Ended December 31,            2004         2003    Inc/(Dec)         2004       2003        2004        2003      Inc/(Dec)
                                      ----------------------------------    ---------------------- ---------------------------------
Net revenues:
  Discount revenue                     $2,817     $2,432           16%
  Lending:
    Finance charge revenue                716        654            9         $621       $532      $1,337      $1,186            13%
    Interest expense                      156        123           26          132         84         288         207            38
                                      ----------------------------------    ---------------------- ---------------------------------
      Net finance charge revenue          560        531            6          489        448       1,049         979             7
  Net card fees                           491        467            5
  Travel commissions and fees             484        445            9
  Other commissions and fees              606        515           18           54         53         660         568            16
  TC investment income                     94         93            1
  Securitization income, net              325        293           11         (325)      (293)          -           -             -
  Other revenues                          411        435           (6)
                                      ----------------------------------    ---------------------- ---------------------------------
        Total net revenues              5,788      5,211           11          218        208       6,006       5,419            11
                                      ----------------------------------    ---------------------- ---------------------------------
Expenses:
 Marketing, promotion, rewards
 and cardmember services                1,416      1,141           24
 Provision for losses and claims:
    Charge card                           240        227            5
    Lending                               296        330          (10)         218        208         514         538            (4)
    Other                                  30         28            6
                                      ----------------------------------    ---------------------- ---------------------------------
      Total                               566        585           (3)         218        208         784         793            (1)
 Charge card interest expense             196        187            5
 Human resources                        1,169      1,003           17
 Other operating expenses:
    Professional Services                 619        567            9
    Occupancy and equipment               366        371           (1)
    Communications                        118        116            2
    Other                                 320        357          (10)
------------------------------------------------------------------------
     Total                              1,423      1,411            1
------------------------------------------------------------------------    ---------------------- ---------------------------------
        Total expenses                  4,770      4,327           10         $218       $208      $4,988      $4,535            10
------------------------------------------------------------------------
Pre-tax income                          1,018        884           15
Income tax provision                      289        278            4
------------------------------------------------------------------------
Net income                               $729       $606           20


Note: Certain prior period amounts have been reclassified to conform to the current year presentation.

                       AMERICAN EXPRESS COMPANY
                     FOURTH QUARTER 2004 OVERVIEW
                   TRAVEL RELATED SERVICES (Cont'd)


The following discussion addresses results on a managed basis.

o Managed basis net revenue rose 11% from higher discount revenue, greater travel and other commissions and fees, higher net finance charge revenue, and greater card fees.

o The 10% higher managed basis expenses reflect substantially higher marketing, promotion, rewards and cardmember services costs, greater human resources expenses, increased professional services expenses and higher interest expenses, partially offset by lower other operating expenses and reduced provisions for losses.

o Discount Revenue: A 17% increase in billed business, partially offset by a lower discount rate, yielded a 16% increase in discount revenue.
     - The average discount rate was 2.54% in 4Q '04 versus 2.57% in 3Q '04 and 2.56% in 4Q `03. The decrease versus last quarter and last year primarily reflects changes in the mix of spending between various merchant segments due to the cumulative impact of stronger than average growth in the lower rate retail and other "everyday spend" merchant categories (e.g., supermarkets, discounters, etc).
       -- We believe the AXP value proposition is strong. However, as indicated in prior quarters, continued changes in the mix of business, volume-related pricing discounts and selective repricing initiatives will probably continue to result in some erosion of the average rate over time.


                                                                             Quarters Ended                 Percentage
                                                                              December 31,                   Inc/(Dec)
                                                                   -----------------------------------     --------------
                                                                           2004              2003
                                                                         ------            ------
      Card billed business (billions):
           United States                                                  $83.4             $72.3                   15%
           Outside the United States                                       32.1              26.2                   23
                                                                         ------            ------
           Total                                                         $115.5             $98.5                   17
                                                                         ======             =====
      Cards in force (millions):
           United States                                                   39.9              36.4                    9
           Outside the United States                                       25.5              24.1                    6
                                                                         ------            ------
           Total                                                           65.4              60.5                    8
                                                                         ======            ======
      Basic cards in force (millions):
           United States                                                   30.6              27.7                   10
           Outside the United States                                       21.0              19.9                    5
                                                                         ------            ------
           Total                                                           51.6              47.6                    8
                                                                         ======            ======
      Spending per basic card in force (dollars): (a)
           United States                                                 $2,860            $2,633                    9
           Outside the United States                                     $2,003            $1,668                   20
           Total                                                         $2,589            $2,314                   12

      (a) Proprietary card activity only.

- Billed Business: The 17% increase in worldwide billed business reflected a 12% increase in spending per proprietary basic card and 8% growth in cards in force.
-- U.S. billed business was up 15% reflecting growth of 15% within our consumer card business, a 20% increase in small business spending and 10% improvement in Corporate Services volumes.
        - Spending per proprietary basic card in force increased 9%.
-- U.S. non-T&E-related volume categories (which represented approximately 70% of 4Q `04 U.S. billed business) grew 18%, while T&E volumes rose 9%.
-- U.S. airline-related volume, which represented approximately 9% of total U.S. volumes during the quarter, rose 3% as transaction volume growth was suppressed by a lower average airline charge.
--  Excluding the impact of foreign exchange translation:
        - Worldwide billed business and spending per proprietary basic card in force increased 15% and 10%, respectively.
        - Total billed business outside the U.S. was up 15% reflecting double-digit growth across all regions.
        - Within our proprietary business, billed business outside the U.S. reflected 12% growth in consumer and small business spending and a 15% increase in Corporate Services volumes.
        - Spending per proprietary basic card in force outside the U.S.
          rose 12%.
-- Global Network Services volumes rose in excess of 40% on continued strong growth in non-U.S. partner volume and the addition of MBNA-related volumes in the U.S.
-- Worldwide airline volumes, which represented approximately 11% of total volumes during the quarter, increased 11% on 14% growth in transaction volume, partially offset by a decrease in the average airline charge of 3%.

                       AMERICAN EXPRESS COMPANY
                     FOURTH QUARTER 2004 OVERVIEW
                   TRAVEL RELATED SERVICES (Cont'd)

o    Discount Revenue (cont'd):
     - Cards in force: Rose 8% worldwide versus last year on continued strong card acquisitions, an improved average customer retention level within our proprietary issuing business, and strong growth in network cards, particularly in the U.S.
         -- U.S. cards in force rose 1.9MM during the quarter, including the new MBNA portfolio.
         -- Outside the United States, 200K cards in force were added during the quarter.

o Net Card Fees: Rose 5% due to higher cards in force. The average annual fee per proprietary card in force was $35 in 4Q '04 and 4Q '03 versus $34 in 3Q `04.

o Net Finance Charge Revenue: Increased 7% as 7% growth in average worldwide lending balances was partially offset by a decline in the portfolio yield.
     - The yield on the worldwide portfolio was 8.5% in 4Q '04 versus 8.6% in 3Q '04 and 8.7% in 4Q '03. The decrease versus last year and last quarter reflects higher funding costs and lower revolve rates.

o Travel Commissions and Fees: Increased 9% on a 14% increase in travel sales, which was partially offset by lower transaction fees as a greater proportion of bookings were made on-line.

o Other Commissions and Fees: Increased 16% on greater volume-related foreign exchange conversion fees, higher card-related fees and assessments, and larger network partner-related fees.

o TC Investment Income: Increased 1% on higher average investments and a lower investment yield. TC sales increased 5% versus last year.

o Other Revenues: Decreased 6% as higher publishing revenues, larger insurance premiums and greater merchant-related revenues were more than offset by lower interest income on investment and liquidity pools held within card funding vehicles, as well as lower ATM revenues resulting from the 3Q `04 sale of the remaining portion of the ATM business.

o Marketing, Promotion, Rewards and Cardmember Services Expenses: Increased 24%, reflecting both greater rewards costs and higher marketing and promotion expenses. The growth in rewards costs is attributable to a higher redemption rate, strong volume growth and the continued increase in cardmember loyalty program participation. The increase in marketing and promotion expenses is primarily due to the Company's new global brand advertising campaign and our continued focus on business-building initiatives.

o Charge Card Interest Expense: Rose 5% due to greater average receivable balances and a higher effective cost of funds.

o Human Resources Expense: Increased 17% due to $46MM of severance-related restructuring costs, merit increases, greater management incentive expenses and larger employee benefit costs.
     - The employee count at 12/04 of 65,200 was down 600 versus 12/03 and down 500 versus 9/04.

o Professional Services Expenses: Rose 9% primarily due to increased technology costs related to higher business and service-related volumes.

o Other Operating Expenses: Decreased 10% as the $117MM net gain on the sale of the equipment leasing product line within the small business financing unit was partially offset by higher taxes other than income taxes and $18MM in restructuring costs.

                       AMERICAN EXPRESS COMPANY
                     FOURTH QUARTER 2004 OVERVIEW
                   TRAVEL RELATED SERVICES (Cont'd)

o    Credit Quality:

     - Overall credit quality continued to perform exceptionally well.

     - The provision for losses on charge card products increased 5%, as higher volumes were partially offset by a lower provision rate.

     - The lending provision for losses was down 4% versus last year, despite growth in loans outstanding, due to well-controlled credit.

     - Reserve coverage ratios, which are well in excess of 100% of past due balances, remained strong.

     -   Worldwide Charge Card: *

         -- The net loss ratio declined versus last year and last quarter, and remained near historically low levels; the past due rate improved versus last year and was flat versus last quarter.


                                                                    12/04            9/04             12/03
                                                              ------------    ------------     -------------
              Net loss ratio as a % of charge volume                0.25%           0.26%             0.27%
              90 days past due as a % of receivables                 1.8%            1.8%              1.9%

         -- Reserve coverage of past due accounts remained strong, despite a decline in the reserve balance due to the sustained improvement in credit quality.

                                                                    12/04            9/04             12/03
                                                              ------------    ------------     -------------
              Total Receivables (B)                                 $31.1           $28.6             $28.4
              Reserves (MM)                                          $806            $847              $916
              % of receivables                                       2.6%            3.0%              3.2%
              % of 90 day past due accounts                          146%            160%              171%

     -   Worldwide Lending: **

         -- The write-off rate improved versus last year and held steady versus last quarter. Past due rates declined versus both last quarter and last year.

                                                                    12/04            9/04             12/03
                                                              ------------    ------------     -------------
              Net write-off rate                                     4.1%            4.1%              4.8%
              30 days past due as a % of loans                       2.4%            2.5%              2.7%


         -- Coverage of past due accounts was maintained at a high level despite a decline in the reserve balance.

                                                                     12/04           9/04             12/03
                                                              ------------    ------------     -------------
              Total Loans (B)                                       $47.2           $45.6             $45.3
              Reserves (MM)                                        $1,475          $1,537            $1,541
              % of total loans                                        3.1%           3.4%              3.4%
              % of 30 day past due accounts                           129%           132%              127%


* There are no off-balance sheet Charge Card securitizations. Therefore, "Owned basis" and "Managed basis" credit quality statistics for the Charge Card portfolio are the same.

** As previously described, this information is presented on a "Managed basis". "Owned basis" credit quality statistics are available in the Fourth Quarter/Full Year 2004 Earnings Release on the TRS Selected Statistical Information pages. Credit trends are generally consistent under both reporting methods.


                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2004 OVERVIEW
                      AMERICAN EXPRESS FINANCIAL ADVISORS

(Preliminary)
                             Statements of Income
                            (Unaudited, GAAP basis)

(millions)
                                                                               Quarters Ended               Percentage
                                                                               December 31,                   Inc/(Dec)
                                                                       -----------------------------     -------------
                                                                            2004               2003
                                                                           -----              -----
Revenues:
     Net investment income                                                  $635               $599               6%
     Investment management and service fees                                  463                415              11
     Distribution fees                                                       327                314               4
     Variable life insurance and variable annuity charges*                   113                107               7
     Life and health insurance premiums                                       91                 94              (3)
     Property-casualty insurance premiums                                    114                100              15
     Other                                                                   113                 81              36
                                                                           -----              -----
           Total revenues                                                  1,856              1,710               9
                                                                           -----              -----
Expenses:
     Provision for losses and benefits:
        Interest credited on annuities and universal life-type
           contracts                                                         286                306              (7)
        Benefits on insurance and annuities                                  124                113              10
        Interest credited on investment certificates                          86                 55              54
        Losses and expenses on property-casualty insurance                    89                 81              11
                                                                           -----              -----
           Total                                                             585                555               6
     Human resources - Field                                                 339                295              15
     Human resources - Non-Field                                             253                206              22
     Amortization of deferred acquisition costs                              116                102              14
     Other operating expenses                                                315                304               4
                                                                           -----              -----
           Total expenses                                                  1,608              1,462              10
                                                                           -----              -----
Pre-tax income before accounting change                                      248                248               -
Income tax provision                                                          30                 53             (43)
                                                                           -----              -----
Income before accounting change                                              218                195              12
Cumulative effect of accounting change, net of tax                             -                (13)              -
                                                                           -----              -----
Net income                                                                  $218               $182              20
                                                                           =====              =====

Note: Certain prior period amounts have been reclassified to conform to the current year presentation.

* Includes variable universal life and universal life insurance charges.

# Denotes variance greater than 100%.

o Net Income: Increased 20%; 12% before last year's accounting change. Pre-tax income was flat.
   - 4Q '04 included:
      -- $8MM of net investment gains versus $5MM of net gains last year; and -- A substantially lower tax rate versus last year.

o        Revenues:  Increased 9% due to:
-        Increased net investment income;
-        Higher investment management and services fees;
-        Increased distribution fees;
-        Greater property-casualty insurance premiums;
-        Greater variable life insurance and variable annuity charges; and,
- Growth in other revenues, primarily driven by higher planning and advice services fees.

o Pre-tax Margin: Was 13.4% in 4Q '04 compared with 15.0% in 3Q '04 and 14.5% in 4Q '03.

o Effective Tax Rate: Was 12% in 4Q '04 versus 28% in 3Q '04 and 21% in 4Q '03.
- The 4Q '04 effective tax rate was driven by a $33MM favorable adjustment to the current taxes payable account.
- In 4Q '03, the effective tax rate reflected a $12MM reduction in tax expense resulting from adjustments related to the finalization of the 2002 tax return filed during 3Q '03 and the publication of favorable technical guidance in 3Q '03 related to the taxation of dividend income.

                       AMERICAN EXPRESS COMPANY
                     FOURTH QUARTER 2004 OVERVIEW
             AMERICAN EXPRESS FINANCIAL ADVISORS (Cont'd)

o Supplemental Information - Net Revenues: In the following table, the Company presents AEFA's aggregate revenues on a basis that is net of provisions for losses and benefits because the Company manages the AEFA business and evaluates its financial performance, where appropriate, in terms of the "spread" on its products. An important part of AEFA's business is margin-related, particularly the insurance, annuity and certificate businesses.

     One of the drivers for the AEFA business is the return on invested cash, primarily generated by sales of insurance, annuities and investment certificates, less provisions for losses and benefits on these products. These investments tend to be interest rate sensitive. Thus, GAAP revenues tend to be higher in periods of rising interest rates and lower in times of decreasing interest rates. The same relationship is true of provisions for losses and benefits, only it is more accentuated period-to-period because rates credited to customers' accounts generally reset at shorter intervals than the yield on underlying investments. The Company presents this portion of the AEFA business on a net basis to eliminate potentially less informative comparisons of period-to-period changes in revenue and provisions for losses and benefits in light of the impact of these changes in interest rates.


                                                                           Quarters ended               Percentage
     (millions)                                                               December 31,                Inc/(Dec)
                                                                    -----------------------------     ---------------
                                                                            2004            2003
                                                                          ------          ------
     Total GAAP Revenues                                                  $1,856          $1,710                 9%
     Less: Total provision for losses and benefits                           585             555                 6
                                                                          ------          ------
     Total Net Revenues                                                   $1,271          $1,155                10
                                                                          ======          ======

     Note: Certain prior period amounts have been reclassified to conform to the current year presentation.

- Spreads within the annuity products were up versus last year and last quarter. Insurance spreads were down versus last year, but up versus last quarter. Certificates spreads were down versus last year and last quarter.
- On a net revenue basis, the pre-tax margin was 19.6% in 4Q '04 versus 21.5% in 3Q '04 and 21.4% in 4Q '03.

o        ASSETS OWNED, MANAGED AND ADMINISTERED:
                                                                                                        Percentage
     (billions)                                                              December 31,                Inc/(Dec)
                                                                    -----------------------------     ---------------
                                                                            2004            2003
                                                                          ------          ------
     Assets owned (excluding separate accounts)                            $61.2           $53.8                14%
     Separate account assets                                                35.9            30.8                17
     Assets managed                                                        256.8           226.6                13
     Assets administered                                                    58.8            54.1                 9
                                                                          ------          ------
            Total                                                         $412.7          $365.3                13
                                                                          ======          ======

o        Asset Quality:
         - Overall, credit quality continued to improve as default rates have stabilized below long-term averages.
         - Non-performing assets relative to invested assets (excluding short-term cash positions and including the impact of FIN 46) were 0.02% and were more than 7x covered by reserves, including those related to the impairment of securities.
         - High-yield investments (excluding unrealized appreciation/depreciation and the impact of FIN 46) totaled $2.9B, or 7% of the total investment portfolio at 12/04, 9/04 and 12/03.
           -- Excluding unrealized appreciation/depreciation, but including the impact of FIN 46, high-yield investments totaled $3.1B, or 7% of the total investment portfolio at 12/04 and 9/04 versus 8% at 12/03.
         - The SFAS No. 115 related mark-to-market adjustment (including the impact of FIN 46 and reported in assets pre-tax) was appreciation of $0.8B at 12/04 versus $0.9B at 9/04 and 12/03.
         - As part of AEFA's decision to continue to improve its investment portfolio risk profile AEFA began to liquidate the last two remaining Structured Loan Trusts, which were consolidated upon adopting FIN 46. This resulted in a 4Q '04 charge of $4MM included in gross investment losses within net investment income.

o        Product Sales:
     - Total gross cash sales from all products were up 12% versus 4Q '03. Branded advisor-generated sales increased 8% on both a cash basis and on the internally used "gross dealer concession" (GDC) basis, a commonly used financial services industry measure of the sales production of the advisor channel.
     - Total mutual fund cash sales decreased 5% as proprietary sales declined, while non-proprietary sales rose versus last year. A significant portion of non-proprietary sales continued to occur in "wrap" accounts (which are included in assets managed).
     - Total annuity cash sales increased 9% as an increase in variable product sales was partially offset by a decrease in fixed product sales.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2004 OVERVIEW
                 AMERICAN EXPRESS FINANCIAL ADVISORS (Cont'd)

- Total certificate cash sales increased 70% due to higher sales of certificates sold to clients outside the U.S. through the joint venture between AEFA and AEB, and stronger advisor-sales levels, in part as a result of a marketing promotion for certificates.
- Total cash sales of insurance products rose 8%, primarily reflecting higher property-casualty insurance sales, in part due to sales through Costco, and higher life insurance sales through the advisor channel.
- Total institutional cash sales increased 88%, reflecting strong growth at Threadneedle, as well as relatively lower pension contributions during 4Q `03.
- Total other cash sales increased 10% reflecting relatively lower 401(k) activity in 4Q '03, the effect of which was partially offset by lower limited partnership product sales in 4Q '04.
- Advisor product sales (GDC basis) generated through financial planning and advice services were 76% of total sales in 4Q '04 versus 75% in both 3Q '04 and 4Q `03.

o Net Investment Income: Increased 6% versus last year reflecting higher levels of invested assets. 4Q '04 included $8MM of net investment gains ($19MM of gross gains partially offset by $11MM of gross losses) versus $5MM of net gains in 4Q `03.
- Average invested assets of $46.6B (including unrealized appreciation/depreciation and the impacts of FIN 46) rose 5% versus $44.5B in 4Q '03, reflecting the cumulative benefit of sales of the underlying fixed rate products over the past two years, partially offset by lower unrealized appreciation versus last year.
- The average yield on invested assets (excluding realized and unrealized appreciation/depreciation and including the impacts of FIN
         46) was 5.2% in 4Q '04 versus 5.3% in 4Q `03.

o Investment Management and Service Fees: Increased 11% due to higher average assets under management, reflecting improved equity market valuations and net inflows.

- ASSETS MANAGED:
                                                                                                            Percentage
       (billions)                                                                December 31,                Inc/(Dec)
                                                                       -------------------------------    ---------------
                                                                               2004              2003
                                                                             ------            ------
       Assets managed for individuals                                        $117.5            $110.2                7%
       Assets managed for institutions                                        139.3             116.4               20
       Separate account assets                                                 35.9              30.8               17
                                                                             ------            ------
              Total                                                          $292.7            $257.4               14
                                                                             ======            ======

         -- The increase in managed assets since 12/03 resulted from market appreciation and foreign currency translation of $26.6B and net inflows of $8.7B.

         -- The $24.3B increase in managed assets during 4Q `04 reflects net inflows of $3.4B and market appreciation and foreign currency translation of $20.9B.

o Distribution Fees: Increased 4% on greater mutual fund fees, in particular wrap account fees, partially offset by lower limited partnership and brokerage-related fees.

o Variable Life Insurance and Variable Annuity Charges: Increased 7% due to higher insurance in force.

o Life and Health Insurance Premiums: Declined 3% due to decreases in long-term care policies in force resulting from our de-emphasizing this business, partially offset by increases in life and disability insurance policies in force.

o Property-Casualty Insurance Premiums: Increased 15% due to higher policies in force.

o Other Revenues: Were up 36% primarily due to growth in financial planning and advice services fees of $18MM. During 4Q '03, financial planning and advice services fees reflected the negative impact of a change in timing of fee recognition, which deferred revenues and a comparable amount of human resources expenses. The number of financial plans sold rose 15% compared to 4Q `03.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2004 OVERVIEW
                 AMERICAN EXPRESS FINANCIAL ADVISORS (Cont'd)

o        Provisions for Losses and Benefits:
-        Interest Credited on Annuities and Universal Life-type Contracts:
         Decreased 7% due to lower interest crediting rates, partially offset by higher life insurance in force levels and annuity accumulation values.
- Benefits on Insurance and Annuities: Increased 10% due to higher life and disability insurance in force levels and higher annuity levels, partially offset by lower long-term care in force levels.
- Interest Credited on Investment Certificates: Rose 54% on higher average reserves and higher interest crediting rates.
- Losses and Expenses on Property-Casualty Insurance: Grew 11% as a result of higher average policies in force.

o Human Resources Expense - Field: Increased 15% reflecting increased production, higher assets per advisor and growth in the advisor force.
- Total Advisor Force: Grew to 12,344 at 12/04, up 223 advisors or 2% versus 12/03 and up 273 advisors versus 9/04.
         -- Veteran advisor retention rates remain strong.
         -- Total production and advisor productivity were up versus last year.
- The total number of clients was flat versus last year as we successfully focused on high value client acquisition activities and purged inactive accounts during 3Q `04. Client acquisitions rose 9% in the quarter and accounts per client were up 2%. Client retention was 94%.

o Human Resources Expense - Non-field: Increased 22% reflecting higher management incentive costs and merit increases. The average number of non-field employees was relatively unchanged versus 4Q `03.

o Amortization of Deferred Acquisition Costs: Increased 14% due to higher deferred costs and less favorable impacts arising from near term mean reversion rate changes.

o Other Operating Expenses: Increased 4% from 4Q '03 as well-controlled operating costs were partially offset by a substantial increase in advertising and promotion costs and higher costs related to industry regulatory and legal matters.


                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2004 OVERVIEW
                             AMERICAN EXPRESS BANK
(Preliminary)
                             Statements of Income
                                  (Unaudited)

 (millions)                                                          Quarters Ended                    Percentage
                                                                     December 31,                       Inc/(Dec)
                                                           ----------------------------------      ---------------
                                                                 2004                   2003
                                                                 ----                   ----
Net revenues:
    Interest income                                              $145                   $139                 5%
    Interest expense                                               67                     57                16
                                                                 ----                   ----
       Net interest income                                         78                     82                (3)
    Commissions and fees                                           74                     68                 7
    Foreign exchange income and other revenues                     55                     55                 -
                                                                 ----                   ----
       Total net revenues                                         207                    205                 1
                                                                 ----                   ----
Expenses:
    Human resources                                                81                     75                 8
    Other operating expenses                                       76                     67                13
    Provision for losses                                            8                     21              (60)
    Restructuring charges                                          35                      -                 #
                                                                 ----                   ----
       Total expenses                                             200                    163                23
                                                                 ----                   ----
Pre-tax income                                                      7                     42              (84)
Income tax provision                                                1                     13              (93)
                                                                 ----                   ----
Net income                                                         $6                    $29              (79)
                                                                 ====                   ====

# Denotes variance greater than 100%.

o Net Income: Decreased 79% due to the $35MM ($22MM after-tax) restructuring charge in the quarter.

o        Net Revenues:  Rose 1%.
         - Net interest income decreased 3% primarily due to lower spreads in the investment portfolio and lower levels of Consumer Financial Services ("CFS", formerly referred to as Personal Financial Services) loans, reflecting AEB's prior decision to temporarily curtail loan origination in Hong Kong; and,
         - Commissions and fees increased 7% due to higher volumes in the Financial Institutions Group ("FIG") and Private Banking.

o Human Resources Expense: Was up 8% reflecting merit increases and continued investment in core businesses, partially offset by the benefits of reengineering initiatives.

o Other Operating Expenses: Increased 13% reflecting higher technology and business volume-related expenses partially offset by the benefits of reengineering initiatives.

o Provision for Losses: Decreased 60% due to lower CFS loan volumes and reduced bankruptcy related write-offs in the consumer lending portfolio in Hong Kong.

o Restructuring Charges: Totaling $35MM ($22MM after-tax) were recorded in the quarter, reflecting:
     - $31MM of expense related to employee severance obligations and other costs related to the early termination of certain real estate property leases pursuant to management's decision to exit businesses in Bangladesh, Egypt and Pakistan; and,
     - $4MM of expense pursuant to the sale of the Private Banking business in Luxembourg.

o Pre-Tax Margin: Was 20.3% before restructuring charges (3.4% after charges) in 4Q '04 versus 23.9% in 3Q '04 and 20.5% in 4Q '03.

o Effective Tax Rate: Was 14% in 4Q '04 versus 35% in 3Q '04 and 31% in 4Q '03. The reduced tax rate for the quarter was driven by the impact of recurring non-taxable items on the Bank's lower level of pre-tax income, plus a favorable state tax adjustment arising from the conclusion of an outstanding tax audit.

                           AMERICAN EXPRESS COMPANY
                         FOURTH QUARTER 2004 OVERVIEW
                        AMERICAN EXPRESS BANK (Cont'd)

o        AEB remained "well-capitalized".

                                  12/04         9/04           12/03        Well-Capitalized
                                ----------    ----------     ----------    --------------------
     Tier 1                       11.0%         10.8%          11.4%              6.0%
     Total                        10.1%         10.6%          11.3%             10.0%
     Leverage Ratio                5.8%          5.7%           5.5%              5.0%

o        Assets Managed and Administered:
     - For the twelve months ended 12/04 and during 4Q `04, growth in managed and administered assets of $3.0B and $1.6B, respectively, reflected net asset inflows, market appreciation and a positive foreign currency translation impact.

o        Loans:
     - AEB's loans outstanding were $6.9B at 12/04 versus $6.4B at 9/04 and $6.5B at 12/03.
         -- CFS loans were $1.4B at 12/04 versus $1.3B at 9/04
            and $1.4B at 12/03.
         -- Non-CFS loans were $5.5B at 12/04 versus $5.1B at 9/04 and 12/03. -- % of Total loans:

                                                                       12/04          9/04            12/03
                                                                     -------        ------        ---------
              Private Banking loans                                     48%            45%             45%
              Consumer loans                                            22%            23%             23%
              Financial Institution loans                               29%            31%             29%
              Corporate Banking loans                                    1%             1%              3%

     - In addition to the loan portfolio, there are other banking activities, such as forward contracts, various credit-related commitments and market placements, which added approximately $7.2B to the credit exposures at 12/04 versus $7.5B at 9/04 and $7.6B at 12/03. Of the $7.2B of additional exposures at 12/04, $4.7B were cash and securities related balances.

o        Asset Quality:
-        Non-CFS loans*:
           -- Total non-performing loans were $37MM at 12/04, compared to $32MM at 9/04 and $78MM at 12/03. The decrease from 12/03 reflects loan payments and write-offs, partially offset by net downgrades.
           -- The loss reserve for non-CFS loans was $58MM at 12/04, compared with $57MM at 9/04 and $59MM at 12/03, or 156%, 180% and 75% of
              non-performing loans, respectively.

-        CFS loans*:

           -- The write-off and past due rates improved versus last quarter and last year.

                                                                    12/04            9/04             12/03
                                                              -----------     -----------      ------------
              Net write-off rate                                     3.0%            3.6%              6.6%
              30+ days past due as a % of loans                      4.5%            5.1%              6.6%

           -- Coverage of past due accounts was maintained despite a decline in the reserve balance versus last year.

                                                                     12/04           9/04             12/03
                                                              ------------    ------------     -------------
              Reserves (MM)                                            $37            $39               $54
              % of total CFS loans                                    2.7%           2.9%              4.0%
              % of 30+ day past due accounts                           61%            57%               60%



- Other non-performing assets were $1MM at 12/04 and 9/04 versus $15MM at 12/03.


* For non-performing loan definitions and write-off policies, please refer to AEB's Selected Statistical Information pages within the Fourth Quarter/Full Year 2004 Earnings Release.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2004 OVERVIEW
                                 CONSOLIDATED
(Preliminary)
                        Condensed Statements of Income
                            (Unaudited, GAAP basis)

                                                                                 Years Ended               Percentage
(millions)                                                                       December 31,               Inc/(Dec)
                                                                       --------------------------------    ------------
                                                                             2004                 2003
                                                                         --------              -------
Revenues:
     Discount revenue                                                     $10,249               $8,781            17%
     Net investment income                                                  3,118                3,063             2
     Management and distribution fees                                       3,023                2,420            25
     Cardmember lending net finance charge revenue                          2,224                2,042             9
     Net card fees                                                          1,909                1,835             4
     Travel commissions and fees                                            1,795                1,507            19
     Other commissions and fees                                             2,284                1,960            17
     Insurance and annuity revenues                                         1,525                1,366            12
     Securitization income, net                                             1,132                1,105             2
     Other                                                                  1,856                1,757             6
                                                                         --------              -------
          Total revenues                                                   29,115               25,836            13
                                                                         --------              -------
Expenses:
    Human resources                                                         7,359                6,303            17
    Marketing, promotion, rewards and cardmember services                   5,083                3,901            30
    Provision for losses and benefits                                       4,318                4,429            (2)
    Interest                                                                  867                  905            (4)
    Other                                                                   6,537                6,051             8
                                                                         --------              -------
          Total expenses                                                   24,164               21,589            12
                                                                         --------              -------
Pre-tax income before accounting change                                     4,951                4,247            17
Income tax provision                                                        1,435                1,247            15
                                                                         --------              -------
Income before accounting change                                             3,516                3,000            17
Cumulative effect of accounting change, net of tax                           (71)                 (13)             #
                                                                         --------              -------
Net income                                                                 $3,445               $2,987            15
                                                                         ========              =======

EPS:
      Income before accounting change - Basic                               $2.79                $2.34            19
                                                                         ========              =======
      Net Income - Basic                                                    $2.74                $2.33            18
                                                                         ========              =======

      Income before accounting change - Diluted                             $2.74                $2.31            19
                                                                         ========              =======
      Net Income - Diluted                                                  $2.68                $2.30            17
                                                                         ========              =======

Note: Certain prior period amounts have been reclassified to conform to the current year presentation.

# Denotes variance greater than 100%.

o Income before the accounting changes increased 17% and net income increased 15% versus last year.
  - 2004 results include:
    -- The $117MM ($76MM after-tax) net gain during 4Q '04 in connection with the sale of TRS's equipment leasing product line within its small business financing unit;
    -- $102MM ($66MM after-tax) in aggregate restructuring charges recorded during 4Q '04;
    -- A charge within TRS during 3Q `04 of $115MM as a result of the reconciliation of prior year's securitization-related lending receivables;
    -- A benefit within TRS during 3Q '04 of $60MM reflecting a reduction in merchant-related reserves;
    -- A net benefit of $24MM ($15MM after-tax) resulting from Deferred
       Acquisition Costs ("DAC") adjustments arising from AEFA's annual third quarter review of underlying DAC assumptions and dynamics;
    -- $11MM of net investment gains at AEFA versus $20MM of net investment losses in 2003;
    -- Higher expenses related to securities industry regulatory and legal matters at AEFA;
    -- The adoption of the American Institute of Certified Public Accountants
       Statement of Position 03-1 ("SOP 03-1") resulting in a below-the-line, non-cash charge at AEFA of $109MM ($71MM after-tax) or $0.06 per diluted share; and,
    -- A 1Q '04 DAC valuation benefit at AEFA of $66MM ($43MM after-tax) reflecting the lengthening of amortization periods for certain insurance and annuity products in connection with the adoption of SOP 03-1.
  - 2003 results reflect:
    -- A net benefit of $2MM ($1MM after-tax) at AEFA resulting from DAC-related adjustments arising from the annual third quarter review of underlying DAC assumptions and dynamics;
    -- A net benefit of $2MM ($1MM after-tax) at AEB representing adjustments to the 2002 restructuring charge for severance and other costs; and,
    -- The adoption of FIN 46, resulting in a below-the-line, non-cash charge of $13MM net of tax, or $0.01 per share.

                           AMERICAN EXPRESS COMPANY
                           FULL YEAR 2004 OVERVIEW
                            CONSOLIDATED (Cont'd)

o Consolidated Revenues: Revenues increased 13% due to greater discount revenues, higher management and distribution fees, increased travel and other commissions and fees, higher lending net finance charge revenue, larger insurance and annuity revenues, and greater other revenues. The Threadneedle and Rosenbluth acquisitions added 2% to consolidated revenue growth; the effect on net income was not material. Consolidated revenue growth versus last year reflected 12% growth at TRS, 15% growth at AEFA, and 3% growth at AEB. Translation of foreign currency revenues contributed approximately 2% of the 13% revenue growth rate.

o Consolidated Expenses: Expenses were up 12%, reflecting higher marketing, promotion, rewards and cardmember services expense, greater human resources costs and increased other operating expenses. These increases were partially offset by a lower provision for losses and lower funding costs. Consolidated expenses reflected increases versus last year of 12% at TRS, 13% at AEFA and 4% at AEB. Translation of foreign currency expenses contributed approximately 2% of the 12% expense growth rate.

o    The pre-tax margin was 17.0% in 2004 versus 16.4% in 2003.

o    The effective tax rate was 29% in 2004 and in 2003.

o

o    Average Shares:
                                                                                 Millions of Shares
                                                                           -------------------------------
                                                                                  2004              2003
                                                                                 -----             -----
        Basic                                                                    1,259             1,284
                                                                                 =====             =====
        Diluted                                                                  1,285             1,298
                                                                                 =====             =====

o    Actual Share Activity:

        Shares outstanding - beginning of period                                 1,284             1,305
        Repurchase of common shares                                               (69)               (21)
        Prepayments - 3rd party share purchase agreements                            -               (15)
        Employee benefit plans, compensation and other                             34*                15
                                                                                 -----             -----
        Shares outstanding - end of period                                       1,249             1,284
                                                                                 =====             =====

       *Includes 30MM net shares issued in connection with employee stock option exercises and related activity.


                             CORPORATE AND OTHER

o The net expense was $238MM in 2004 compared with $214MM in 2003. The increase versus last year reflects higher corporate investment spending on compliance and technology projects, partially offset by an $18MM benefit from the final settlement of a Federal tax audit.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2004 OVERVIEW
                            TRAVEL RELATED SERVICES

(Preliminary)
                             Statements of Income
                            (Unaudited, GAAP basis)

                                                                               Years Ended                   Percentage
(millions)                                                                     December 31,                    Inc/(Dec)
                                                                     ---------------------------------      -------------
                                                                            2004                 2003
                                                                         -------              -------
Net revenues:
     Discount revenue                                                    $10,249               $8,781               17%
     Lending:
       Finance charge revenue                                              2,795                2,525               11
       Interest expense                                                      571                  483               18
                                                                         -------              -------
         Net finance charge revenue                                        2,224                2,042                9
     Net card fees                                                         1,909                1,835                4
     Travel commissions and fees                                           1,795                1,507               19
     Other commissions and fees                                            2,230                1,901               17
     TC investment income                                                    378                  367                3
     Securitization income, net                                            1,132                1,105                2
     Other revenues                                                        1,661                1,651                1
                                                                         -------              -------
         Total net revenues                                               21,578               19,189               12
                                                                         -------              -------
Expenses:
     Marketing, promotion, rewards and cardmember services                 4,944                3,814               30
     Provision for losses and claims:
       Charge card                                                           833                  853              (2)
       Lending                                                             1,130                1,218              (7)
       Other                                                                 176                  127               38
                                                                         -------              -------
         Total                                                             2,139                2,198              (3)
     Charge card interest expense                                            713                  786              (9)
     Human resources                                                       4,389                3,822               15
     Other operating expenses:
       Professional services                                               2,101                1,958                7
       Occupancy and equipment                                             1,300                1,199                8
       Communications                                                        465                  452                3
       Other                                                               1,410                1,389                1
                                                                         -------              -------
         Total                                                             5,276                4,998                6
                                                                         -------              -------
           Total expenses                                                 17,461               15,618               12
                                                                         -------              -------
Pre-tax income                                                             4,117                3,571               15
Income tax provision                                                     1,265                  1,141               11
                                                                         -------              -------
Net income                                                                $2,852               $2,430               17
                                                                         =======              =======

Note: Certain prior period amounts have been reclassified to conform to the current year presentation.

o    Net Income:  Increased 17%.
-        2004 results include:
-- The $117MM ($76MM after-tax) net gain during 4Q '04 from the sale of the equipment leasing product line managed within the small business financing unit;
-- $64MM ($42MM after-tax) in aggregate charges in 4Q '04 relating principally to restructuring activities within Business Travel operations;
-- A $115MM 3Q '04 charge resulting from the reconciliation of prior year's securitization-related lending receivable accounts;
-- A $60MM benefit during 3Q '04 reflecting a reduction in merchant-related reserves; and,
-- Cardmember lending securitization net gains of $26MM versus net gains of $124MM in 2003.

o    Pre-tax Margin:  Was 19.1% in 2004 versus 18.6% in 2003.

o Effective Tax Rate: Was 31% in 2004 versus 32% in 2003. The effective rate was lower than in 2003 primarily as a result of one time and ongoing benefits related to the changes in international funding strategy in 2004, favorable variances between estimates of foreign tax expense and returns actually filed, and favorable tax audit experience.

o    GAAP Basis Income Statement Items:
- Securitization income, Net: Increased 2% as the increase in the average balance securitized was partially offset by lower securitization net gains.
         -- During 2004 and 2003, TRS' results included Cardmember lending securitization net gains of $26MM ($17MM after-tax) and $124MM ($81MM after-tax), respectively. The average balance of Cardmember lending securitizations was $19.4B in 2004, compared with $18.8B in 2003.
- Net Finance Charge Revenue: Increased 9%, reflecting 15% growth in the average balance of the owned lending portfolio, partially offset by a lower yield.
- Lending Provision: Decreased 7% reflecting strong credit quality in the owned lending portfolio.
- The above GAAP basis items relating to net finance charge revenue and lending provision reflect the owned portfolio only. "Owned basis" credit quality statistics are available in the Fourth Quarter/Full Year 2004 Earnings Release on the TRS Selected Statistical Information pages.

                           AMERICAN EXPRESS COMPANY
                           FULL YEAR 2004 OVERVIEW
                       TRAVEL RELATED SERVICES (Cont'd)

Supplemental Information - Managed Basis: The following supplemental table includes information on both a GAAP basis and a "managed" basis. The managed basis presentation assumes there have been no securitization transactions, i.e., all securitized Cardmember loans and related income effects are reflected in the Company's balance sheet and income statement, respectively. The Company presents TRS information on a managed basis because that is the way the Company's management views and manages the business. Management believes that a full picture of trends in the Company's Cardmember lending business can only be derived by evaluating the performance of both securitized and non-securitized Cardmember loans. Asset securitization is just one of several ways for the Company to fund Cardmember loans.

Use of a managed basis presentation, including non-securitized and securitized Cardmember loans, presents a more accurate picture of the key dynamics of the Cardmember lending business, avoiding distortions due to the mix of funding sources at any particular point in time. For example, irrespective of the mix, it is important for management and investors to see metrics, such as changes in delinquencies and write-off rates, for the entire Cardmember lending portfolio because it is more representative of the economics of the aggregate Cardmember relationships and ongoing business performance and trends over time. It is also important for investors to see the overall growth of Cardmember loans and related revenue and changes in market share, which are all significant metrics in evaluating the Company's performance and which can only be properly assessed when all non-securitized and securitized Cardmember loans are viewed together on a managed basis.

Management views any net gains from securitizations as discretionary benefits to be used for card acquisition expenses, which are reflected in both marketing, promotion, rewards and cardmember services and other operating expenses. Consequently, the managed basis presentation for the years ended December 31, 2004 and 2003 assumes that gains from new issuances and charges from the amortization and maturities of outstanding transactions are offset by higher marketing, promotion, rewards and cardmember services expenses of $16MM and $74MM, respectively, and other operating expense of $10MM and $50MM, respectively. Accordingly, the incremental expenses, as well as the gains, have been eliminated.


The following table compares and reconciles the GAAP basis TRS income statements to the managed basis information, where different.

                                                                                       Effect of Securitizations (unaudited)
                                                                         ----------------------------------------------------------

      (preliminary, millions)           GAAP Basis (unaudited)           Securitization Effect             Managed Basis
---------------------------------------------------------------------    ----------------------------------------------------------
                                                          Percentage                                                    Percentage
      Years Ended December 31,         2004       2003      Inc/(Dec)        2004      2003         2004        2003      Inc/(Dec)
---------------------------------------------------------------------    ----------------------------------------------------------
Net revenues:
  Discount revenue                  $10,249     $8,781          17%
  Lending:
    Finance charge revenue            2,795      2,525          11         $2,222    $2,172        $5,017     $4,697            7%
    Interest expense                    571        483          18            384       317           955        800           19
---------------------------------------------------------------------    ----------------------------------------------------------
      Net finance charge revenue      2,224      2,042           9          1,838     1,855         4,062      3,897            4
  Net card fees                       1,909      1,835           4
  Travel commissions and fees         1,795      1,507          19
  Other commissions and fees          2,230      1,901          17            210       193         2,440      2,094           16
  TC investment income                  378        367           3
  Securitization income, net          1,132      1,105           2        (1,132)   (1,105)             -          -
  Other                               1,661      1,651           1
---------------------------------------------------------------------    ----------------------------------------------------------
        Total net revenues           21,578     19,189          12            916       943        22,494     20,132           12
---------------------------------------------------------------------    ----------------------------------------------------------
Expenses:
  Marketing, promotion, rewards
    and cardmember services           4,944      3,814          30           (16)      (74)         4,928      3,740           32
  Provision for losses and claims:
    Charge card                         833        853         (2)
    Lending                           1,130      1,218         (7)            942     1,067         2,072      2,285          (9)
    Other                               176        127          38
---------------------------------------------------------------------    ----------------------------------------------------------
      Total                           2,139      2,198         (3)            942     1,067         3,081      3,265          (6)
  Charge card interest expense          713        786         (9)
  Human resources                     4,389      3,822          15
  Other operating expenses:
   Professional services              2,101      1,958           7
   Occupancy and equipment            1,300      1,199           8
   Communications                       465        452           3
   Other                              1,410      1,389           1           (10)      (50)         1,400      1,339            4
---------------------------------------------------------------------    ----------------------------------------------------------
        Total                         5,276      4,998           6           (10)      (50)         5,266      4,948            6
---------------------------------------------------------------------    ----------------------------------------------------------
Total Expenses                       17,461     15,618          12           $916      $943       $18,377    $16,561           11
---------------------------------------------------------------------    ----------------------------------------------------------
Pre-tax income                        4,117      3,571          15
Income tax provision                  1,265      1,141          11
---------------------------------------------------------------------
Net income                           $2,852     $2,430          17
---------------------------------------------------------------------

                           AMERICAN EXPRESS COMPANY
                           FULL YEAR 2004 OVERVIEW
                       TRAVEL RELATED SERVICES (Cont'd)


The following discussion addresses results on a managed basis.

o Managed basis net revenue rose 12% reflecting higher discount revenue, greater other and travel commissions and fees, larger finance charge revenue, and increased card fees.

o The 11% higher managed basis expenses reflect greater marketing, promotion, rewards and cardmember services costs, higher human resources expenses and increased operating expenses, partially offset by reduced provisions for losses and lower interest costs.

o Discount Revenue: An 18% increase in billed business partially offset by a lower discount rate yielded a 17% increase in discount revenue.
- The average discount rate was 2.56% in 2004 versus 2.59% in 2003. The decrease versus last year primarily reflects changes in the mix of spending between various merchant segments due to the cumulative impact of stronger than average growth in the lower rate retail and other "everyday spend" merchant categories (e.g., supermarkets, discounters, etc.)


                                                                             Years Ended                    Percentage
                                                                             December 31,                     Inc/(Dec)
                                                                   --------------------------------        --------------
                                                                           2004               2003
                                                                         ------             ------
      Card billed business (billions):
           United States                                                 $304.8             $262.1                  16%
           Outside the United States                                      111.3               90.1                  24
                                                                         ------             ------
           Total                                                         $416.1             $352.2                  18
                                                                         ======             ======

      Spending per basic card in force (dollars) (a):
           United States                                                $10,686             $9,608                  11
           Outside the United States                                     $6,913             $5,827                  19
           Total                                                         $9,460             $8,367                  13

      (a) Proprietary card activity only.

     - Billed Business: The 18% increase in worldwide billed business resulted from a 13% increase in spending per proprietary basic card and 8% growth in cards in force.
         -- U.S. billed business was up 16% reflecting growth of 16% within the consumer card business, a 20% increase in small business activity and a 12% improvement in Corporate Services volume.
            - Spending per proprietary basic card in force increased 11%.
         -- U.S. non-T&E-related volume categories (which represented approximately 67% of 2004 U.S. billed business) grew 19%, while T&E volumes rose 11%.
         -- U.S. airline-related volume, which represented approximately 11% of total U.S. volumes during the year, rose 9% due to increased transaction volume, partially offset by lower ticket prices.
         -- Excluding the impact of foreign exchange translation:
            - Worldwide billed business and spending per proprietary basic card in force increased 16% and 11%, respectively.
            - Total billed business outside the U.S. was up 15% reflecting double-digit improvement across all regions.
            - Within our proprietary business, billed business outside the
              U.S. reflected growth in consumer and small business spending of 13%, while Corporate Services volumes improved 15%.
            - Spending per proprietary basic card in force outside the U.S.
              grew 10%.
         -- Global Network Services volume rose in excess of 30%.
         -- Worldwide airline volumes, which represented approximately 12% of total volumes during the year, increased 14% on 15% growth in transaction volume, partially offset by a 1% decrease in the average airline charge.

o Net Card Fees: Rose 4% due to higher cards in force. The average annual fee per proprietary card in force was $34 in 2004 versus $35 in 2003.

o Net Finance Charge Revenue: Rose 4% on 9% growth in average worldwide lending balances, partially offset by a decline in the portfolio yield.
     - The yield on the portfolio was 8.6% in 2004 compared with 9.1% in 2003. The decrease versus last year reflects a higher proportion of the U.S. portfolio on introductory rates, lower revolve rates, better credit performance and rising funding costs.

                           AMERICAN EXPRESS COMPANY
                           FULL YEAR 2004 OVERVIEW
                       TRAVEL RELATED SERVICES (Cont'd)

o Travel Commissions and Fees: Increased 19% on a 25% increase in travel sales, partially offset by lower transaction fees related to growing on-line transaction activity. Excluding the Rosenbluth acquisition, travel sales for the full year were up 15%.

o Other Commissions and Fees: Increased 16% on greater foreign exchange conversion fees and higher card-related assessments and network partner-related fees.

o TC Investment Income: Increased 3% due to higher average investments. TC sales grew 3% versus last year.

o Other Revenues: Increased slightly as larger insurance premiums and greater merchant-related and publishing revenues were offset by lower interest income on investment and liquidity pools held within card funding vehicles and lower ATM revenues due to our exit of this business.

o Marketing, Promotion, Rewards and Cardmember Services Expenses: Increased 32%, reflecting both higher rewards costs and greater marketing and promotion expenses. Rewards costs grew on a higher redemption rate, strong volume growth and greater cardmember loyalty program participation. Marketing costs rose as we continued to focus on business-building initiatives and launched a new global card advertising campaign.

o Other Provisions for Losses and Claims: Increased 38% primarily due to the reconciliation in the third quarter of securitization-related lending receivable accounts, which resulted in a charge of $115MM (net of $32MM of reserves previously provided) for balances accumulated over the prior five year period as a result of a computational error. The amount of the error was immaterial to any of the quarters in which it occurred. In addition, in the third quarter the merchant-related reserves were reduced by approximately $60MM to reflect modifications in certain merchant agreements to mitigate loss exposure, as well as on-going favorable credit experience with merchants.

o Charge Card Interest Expense: Was down 9% due to a lower effective cost of funds, partially offset by higher average receivable balances.

o Human Resources Expense: Increased 15% on $46MM of severance-related restructuring costs, merit increases, higher employee benefits, greater management incentive costs and the impact of the Rosenbluth acquisition.

o Professional Services Expense: Increased 7% due to higher business volume-related technology outsourcing costs.

o Occupancy and Equipment: Rose 8% on an increase in outsourced data processing services and an increase in depreciation of data processing equipment.

o Other Operating Expenses: Increased 4% as the $117MM net gain in connection with the sale of the equipment leasing product line was more than offset by higher taxes other than income taxes, $18MM of 4Q `04 restructuring costs, and the Rosenbluth acquisition.

o    Credit Quality:
     -   Overall credit quality performed exceptionally well throughout 2004.

     - The provision for losses on charge card products decreased 2% on improved past due and loss levels. The net loss ratio decreased to 0.26% in 2004 from 0.28% in 2003. *

     - The lending provision for losses was down 9% versus last year, despite growth in outstanding loans and increased reserve coverage levels of past due accounts, due to exceptionally well-controlled credit.
         The net write-off rate for 2004 was 4.3% versus 5.2% for 2003. **

-----------------
     * There are no off-balance sheet Charge Card securitizations. Therefore, "Owned basis" and "Managed basis" credit quality statistics for the Charge Card portfolio are the same.

     ** As previously described, this information is presented on a "Managed basis". "Owned basis" credit quality statistics are available in the Fourth Quarter/Full Year Earnings Release on the TRS Selected Statistical Information page. Credit trends are generally consistent under both reporting methods.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2004 OVERVIEW
                      AMERICAN EXPRESS FINANCIAL ADVISORS
(Preliminary)
                             Statements of Income
                            (Unaudited, GAAP basis)

(millions)
                                                                               Years Ended                  Percentage
                                                                               December 31,                  Inc/(Dec)
                                                                       -----------------------------     -------------
                                                                            2004               2003
                                                                         -------            -------
Revenues:
     Net Investment income                                                $2,375             $2,279               4%
     Investment management and service fees                                1,732              1,336              30
     Distribution fees                                                     1,298              1,092              19
     Variable life insurance and variable annuity charges*                   444                424               5
     Life and health insurance premiums                                      356                351               1
     Property-casualty insurance premiums                                    422                326              30
     Other                                                                   408                334              22
                                                                         -------            -------
           Total revenues                                                  7,035              6,142              15
                                                                         -------            -------
Expenses:
     Provision for losses and benefits:
        Interest credited on annuities and universal life-type
           contracts                                                       1,128              1,224             (8)
        Benefits on insurance and annuities                                  459                440               5
        Interest credited on investment certificates                         224                201              11
        Losses and expenses on property-casualty insurance                   327                257              27
                                                                         -------            -------
           Total                                                           2,138              2,122               1
     Human resources - Field                                               1,332              1,067              25
     Human resources - Non-Field                                             919                729              26
     Amortization of deferred acquisition costs                              405                476            (15)
     Other operating expenses                                              1,155                889              30
                                                                         -------            -------
           Total expenses                                                  5,949              5,283              13
                                                                         -------            -------
Pre-tax income before accounting change                                    1,086                859              26
Income tax provision                                                         280                177              59
                                                                         -------            -------
Income before accounting change                                              806                682              18
Cumulative effect of accounting change, net of tax                          (71)               (13)               #
                                                                         -------            -------
Net income                                                                  $735               $669              10
                                                                         =======            =======

Note: Certain prior period amounts have been reclassified to conform to the current year presentation.

* Includes variable universal life and universal life insurance charges.

# Denotes variance greater than 100%.

o Net Income: Increased 10%. Income before the accounting changes increased 18%. Pre-tax income rose 26%.
    - 2004 included:
      -- A below-the-line, non-cash charge of $109MM ($71MM after-tax) in 1Q `04 resulting from the adoption of SOP 03-1;
      -- A 1Q `04 DAC valuation benefit of $66MM ($43MM after-tax) reflecting the lengthening of amortization periods for certain insurance and annuity products in conjunction with the adoption of SOP 03-1 and a 3Q '04 net benefit of $24MM ($15MM after-tax) resulting from DAC-related adjustments arising from AEFA's annual third-quarter review of underlying DAC assumptions and dynamics;
      -- $11MM of net investment gains versus $20MM of net investment losses in 2003;
      -- The impact of the 9/30/03 Threadneedle acquisition, which contributed approximately 5% to revenue growth for the year and a modest benefit to net income; and,
      -- Higher expenses related to various securities industry regulatory and legal matters.

    - 2003 included:
      -- A net benefit of $2MM ($1MM after-tax) resulting from DAC-related adjustments arising from the annual third quarter review of underlying DAC assumptions and dynamics; and,
      -- The adoption of FIN 46, resulting in a below-the-line, non-cash charge of $13MM net of tax.

o Total Revenues: Increased 15% due to larger investment management and service fees, greater distribution fees, larger net investment income, greater property-casualty insurance premiums and higher other revenues. The full year impact of the 9/30/03 Threadneedle acquisition contributed approximately 5% to revenue growth.

                           AMERICAN EXPRESS COMPANY
                           FULL YEAR 2004 OVERVIEW
                 AMERICAN EXPRESS FINANCIAL ADVISORS (Cont'd)

o    Pre-tax Margin:  Was 15.4% in 2004 versus 14.0% in 2003.

o Effective Tax Rate: Increased to 26% in 2004 versus 21% in 2003. The rate rose due to the impact of higher pre-tax income compared to tax-advantaged items, reduced low income housing credits and elimination of significant one-time adjustments related to dividend received deductions booked in 2003. These were partially offset by the favorable impact of the adjustment to the current taxes payable account booked in 4Q '04.

o Supplemental Information - Net Revenues: In the following table, the Company presents AEFA's aggregate revenues on a basis that is net of provisions for losses and benefits because the Company manages the AEFA business and evaluates its financial performance, where appropriate, in terms of the "spread" on its products. An important part of AEFA's business is margin-related, particularly the insurance, annuity and certificate businesses.

     One of the drivers for the AEFA business is the return on invested cash, primarily generated by sales of insurance, annuities and investment certificates, less provisions for losses and benefits on these products. These investments tend to be interest rate sensitive. Thus, GAAP revenues tend to be higher in periods of rising interest rates and lower in times of decreasing interest rates. The same relationship is true of provisions for losses and benefits, only it is more accentuated period-to-period because rates credited to customers' accounts generally reset at shorter intervals than the yield on underlying investments. The Company presents this portion of the AEFA business on a net basis to eliminate potentially less informative comparisons of period-to-period changes in revenue and provisions for losses and benefits in light of the impact of these changes in interest rates.

                                                                      Years ended                        Percentage
     (millions)                                                       December 31,                         Inc/(Dec)
                                                            ---------------------------------          ---------------
                                                                  2004                  2003
                                                                ------                ------
     Total GAAP Revenues                                        $7,035                $6,142                    15%
     Less: Total provision for losses and benefits               2,138                 2,122                     1
                                                                ------                ------
     Net Revenues                                               $4,897                $4,020                    22
                                                                ======                ======

      Note: Certain prior period amounts have been reclassified to conform to the current year presentation.

- Spreads within the insurance and annuity products were up versus last year, while certificate spreads were down.
- On a net revenue basis, the pre-tax margin was 22% in 2004 versus 21% in 2003.

o    Product Sales:
-        Total gross cash sales from all products were up 17% versus 2003.
         Branded advisor-generated sales increased 11% on a cash basis and increased 14% on a GDC basis.
- Total mutual fund cash sales increased 15% on a rise in non-proprietary sales and the benefits of the full year impact of the 9/30/03 Threadneedle acquisition. A significant portion of non-proprietary sales continued to occur in "wrap" accounts (which are included in assets managed).
- Total annuity cash sales declined 6% as a decrease in fixed annuity sales was partially offset by higher variable product sales.
- Total cash sales of insurance products rose 19% reflecting higher sales of life insurance products through the advisor channel and strong property-casualty insurance sales, due in part to sales through Costco.
- Total certificate cash sales increased 25% reflecting greater sales of certificates sold to clients outside the U.S., through the joint venture between AEFA and AEB, and sold to clients in the U.S. through the advisor channel.
- Total institutional cash sales increased over 100%, benefiting from the full year impact of the 9/30/03 Threadneedle acquisition.
- Total other cash sales decreased 22% due to lower 401(k) activity levels.
- Advisor product sales (GDC basis) generated through financial planning and advice services were 75% of total sales in 2004 and 2003.

                           AMERICAN EXPRESS COMPANY
                           FULL YEAR 2004 OVERVIEW
                 AMERICAN EXPRESS FINANCIAL ADVISORS (Cont'd)

o Net Investment Income: Increased 4% on generally higher invested assets and $11MM of net investments gains this year versus $20MM of net investment losses in 2003. In 2004, $100MM of gross investment gains were largely offset by $89MM of gross investment losses.
     - Average invested assets of $45.3B (including unrealized appreciation/depreciation and the impacts of FIN 46) rose 3% versus $44.0B in 2003.
     - The average yield on invested assets (excluding realized and unrealized appreciation/depreciation and including the impacts of FIN
         46) remained flat at 5.2% in 2004.

o Investment Management and Service Fees: Increased 30% on a higher average managed asset level and the full year benefit of the 9/30/03 Threadneedle acquisition.

o Distribution Fees: Increased 19% on increased mutual fund fees, resulting primarily from increased sales of wrap accounts and increased retail and institutional brokerage fees.

o Variable Life Insurance and Variable Annuity Charges: Increased 5% due to higher insurance in force.

o Life and Health Insurance Premiums: Grew 1% due to increases in the average number of life and disability policies in force, partially offset by decreases in average long-term care policies in force, resulting from our de-emphasizing this business.

o Property-Casualty Insurance Premiums: Increased 30% due to an increase in the average number of policies in force. Property-casualty insurance sold through Costco accounted for a significant proportion of policies in force at 12/31/04.

o Other Revenues: Were up 22% on higher fees earned on non-proprietary funds and greater financial planning and advice services fees, which grew 15% versus 2003.

o        Provisions for Losses and Benefits:
-        Interest Credited on Annuities and Universal Life-type Contracts:
         Decreased 8% due to lower interest crediting rates, which were partially offset by higher in-force levels.
- Benefits on Insurance and Annuities: Grew 5%, due to growth in annuity levels and growth in life and health insurance policies in force, partially offset by declines in long-term care policies in force.
- Interest Credited on Investment Certificates: Increased 11% due to higher average certificate reserves.
- Losses and Expenses on Property-Casualty Insurance: Increased 27% due to increased average property and casualty policies in force.

o Human Resources Expense - Field: Grew 25% versus 2003 due to increased advisor production, lower deferrable costs resulting from the mix in product sales, and the full year impact of the 9/30/03 Threadneedle acquisition.

o Human Resources Expense - Non-Field: Grew 26%, reflecting the impact of the Threadneedle acquisition, increased salaries and benefits, and higher management incentive costs for employees. Within the home office, the average number of employees was up 7% due to the Threadneedle acquisition, although flat excluding the acquisition's impact.

o Amortization of Deferred Acquisition Costs: Decreased 15% primarily due to the 1Q `04 valuation benefit of $66MM that occurred in conjunction with the adoption of SOP 03-1.

o Other Operating Expenses: Increased 30% versus last year reflecting higher costs related to various securities industry regulatory and legal matters, higher advertising and promotion expenses, and the full-year impact of the 9/30/03 Threadneedle acquisition.

                           AMERICAN EXPRESS COMPANY
                           FULL YEAR 2004 OVERVIEW
                            AMERICAN EXPRESS BANK


(Preliminary)
                             STATEMENTS OF INCOME
                                  (Unaudited)

(millions)                                                            Years Ended                    Percentage
                                                                      December 31,                     Inc/(Dec)
                                                            ---------------------------------      ---------------
                                                               2004                     2003
                                                              -----                   ------
Net revenues:
    Interest income                                            $542                     $575                 (6)%
    Interest expense                                            227                      226                  -
                                                              -----                   ------
       Net interest income                                      315                      349                (10)
    Commissions and fees                                        283                      238                 19
    Foreign exchange income and other revenues                  227                      214                  6
                                                              -----                   ------
       Total net revenues                                       825                      801                  3
                                                              -----                   ------
Expenses:
    Human resources                                             298                      271                 10
    Other operating expenses                                    300                      279                  8
    Provision for losses                                         37                      102                (64)
    Restructuring charges                                        44                      (2)                  #
                                                              -----                   ------
       Total expenses                                           679                       50                  4
                                                              -----                   ------
Pre-tax income                                                  146                      151                 (3)
Income tax provision                                             50                       49                  3
                                                              -----                   ------
Net income                                                      $96                     $102                 (6)
                                                              =====                   ======

# Denotes variance greater than 100%.

o    Net Income:  Decreased 6%.
- 2004 includes $44MM ($29MM after-tax) of restructuring charges incurred in connection with the decision to sell certain AEB operations in Bangladesh, Egypt, Luxembourg and Pakistan.
- 2003 includes a net pre-tax benefit of $2MM ($1MM after-tax) reflecting an adjustment to the 2002 restructuring charge for severance and other costs.

o    Net Revenues:  Increased 3%.
- Net interest income declined 10% primarily due to lower levels of CFS loans, reflecting the Bank's decision to temporarily curtail loan origination in Hong Kong, and lower spreads in the investment portfolio. These negative effects were partially offset by strong growth in Private Banking loans.
- Commissions and fees were up 19% due to higher volumes in FIG and Private Banking, partially offset by lower volumes in CFS.
- Foreign exchange income and other revenues increased 6% due to higher Private Banking client activity.

o Human Resource Expense: Increased 10% reflecting merit increases and higher management incentive costs, partially offset by the benefits of reengineering initiatives.

o Other Operating Expenses: Increased 8% due to higher technology and business volume-related expenses, partially offset by a gain on the sale of securities received from a settlement with a FIG client, and the benefits of reengineering initiatives.

o Provision for Losses: Decreased 64% due to lower CFS loan volumes and an improvement in bankruptcy-related write-offs in the consumer lending portfolio in Hong Kong.

o Pre-Tax Margin: Before restructuring charges, was 23.0% (17.7% after charges) in 2004 versus 18.6% (18.9% after charges) in 2003.

o    Effective Tax Rate:  Was 34% in 2004 versus 32% in 2003.

              INFORMATION RELATING TO FORWARD LOOKING STATEMENTS


         THIS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," "OPTIMISTIC," "INTEND," "PLAN," "AIM," "WILL," "MAY," "SHOULD," "COULD," "WOULD," "LIKELY," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED
TO: THE COMPANY'S ABILITY TO IMPROVE ITS OPERATING EXPENSE TO REVENUE RATIO BOTH IN THE SHORT-TERM AND OVER TIME, WHICH WILL DEPEND IN PART ON THE EFFECTIVENESS OF REENGINEERING AND OTHER COST-CONTROL INITIATIVES, AS WELL AS FACTORS IMPACTING THE COMPANY'S REVENUES; THE COMPANY'S ABILITY TO COST EFFECTIVELY MANAGE AND EXPAND CARDMEMBER BENEFITS, INCLUDING CONTAINING THE GROWTH OF ITS MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES; THE COMPANY'S ABILITY TO ACCURATELY ESTIMATE THE PROVISION FOR THE COST OF THE MEMBERSHIP REWARDS PROGRAM; THE COMPANY'S ABILITY TO GROW ITS BUSINESS AND MEET OR EXCEED ITS RETURN ON SHAREHOLDERS' EQUITY TARGET BY REINVESTING APPROXIMATELY 35% OF ANNUALLY-GENERATED CAPITAL, AND RETURNING APPROXIMATELY 65% OF SUCH CAPITAL TO SHAREHOLDERS, OVER TIME, WHICH WILL DEPEND ON THE COMPANY'S ABILITY TO MANAGE ITS CAPITAL NEEDS AND THE EFFECT OF BUSINESS MIX, ACQUISITIONS AND RATING AGENCY REQUIREMENTS; THE ABILITY OF THE COMPANY TO GENERATE SUFFICIENT REVENUES FOR EXPANDED INVESTMENT SPENDING AND TO ACTUALLY SPEND SUCH FUNDS TO THE EXTENT AVAILABLE, AND THE ABILITY TO CAPITALIZE ON SUCH INVESTMENTS TO IMPROVE BUSINESS METRICS; CREDIT RISK RELATED TO CONSUMER DEBT, BUSINESS LOANS, MERCHANT BANKRUPTCIES AND OTHER CREDIT EXPOSURES BOTH IN THE U.S. AND INTERNATIONALLY; VOLATILITY IN THE VALUATION ASSUMPTIONS FOR THE INTEREST-ONLY (I/O) STRIP RELATING TO TRS' LENDING SECURITIZATIONS; FLUCTUATION IN THE EQUITY AND FIXED INCOME MARKETS, WHICH CAN AFFECT THE AMOUNT AND TYPES OF INVESTMENT PRODUCTS SOLD BY AEFA, THE MARKET VALUE OF ITS MANAGED ASSETS, AND MANAGEMENT, DISTRIBUTION AND OTHER FEES RECEIVED BASED ON THE VALUE OF THOSE ASSETS; AEFA'S ABILITY TO RECOVER DEFERRED ACQUISITION COSTS (DAC), AS WELL AS THE TIMING OF SUCH DAC AMORTIZATION, IN CONNECTION WITH THE SALE OF ANNUITY, INSURANCE AND CERTAIN MUTUAL FUND PRODUCTS; CHANGES IN ASSUMPTIONS RELATING TO DAC, WHICH COULD IMPACT THE AMOUNT OF DAC AMORTIZATION; THE ABILITY TO IMPROVE INVESTMENT PERFORMANCE IN AEFA'S BUSINESSES, INCLUDING ATTRACTING AND RETAINING HIGH-QUALITY PERSONNEL; THE SUCCESS, TIMELINESS AND FINANCIAL IMPACT, INCLUDING COSTS, COST SAVINGS AND OTHER BENEFITS INCLUDING INCREASED REVENUES, OF REENGINEERING INITIATIVES BEING IMPLEMENTED OR CONSIDERED BY THE COMPANY, INCLUDING COST MANAGEMENT, STRUCTURAL AND STRATEGIC MEASURES SUCH AS VENDOR, PROCESS, FACILITIES AND OPERATIONS CONSOLIDATION, OUTSOURCING (INCLUDING, AMONG OTHERS, TECHNOLOGIES OPERATIONS), RELOCATING CERTAIN FUNCTIONS TO LOWER-COST OVERSEAS LOCATIONS, MOVING INTERNAL AND EXTERNAL FUNCTIONS TO THE INTERNET TO SAVE COSTS, AND PLANNED STAFF REDUCTIONS RELATING TO CERTAIN OF SUCH REENGINEERING ACTIONS; THE ABILITY TO CONTROL AND MANAGE OPERATING, INFRASTRUCTURE, ADVERTISING AND PROMOTION AND OTHER EXPENSES AS BUSINESS EXPANDS OR CHANGES, INCLUDING BALANCING THE NEED FOR LONGER-TERM INVESTMENT SPENDING; THE POTENTIAL NEGATIVE EFFECT ON THE COMPANY'S BUSINESSES AND INFRASTRUCTURE, INCLUDING INFORMATION TECHNOLOGY, OF TERRORIST ATTACKS, DISASTERS OR OTHER CATASTROPHIC EVENTS IN THE FUTURE; THE IMPACT ON THE COMPANY'S BUSINESSES RESULTING FROM CONTINUING GEOPOLITICAL UNCERTAINTY; THE OVERALL LEVEL OF CONSUMER CONFIDENCE; CONSUMER AND BUSINESS SPENDING ON THE COMPANY'S TRAVEL RELATED SERVICES PRODUCTS, PARTICULARLY CREDIT AND CHARGE CARDS AND GROWTH IN CARD LENDING BALANCES, WHICH DEPEND IN PART ON THE ABILITY TO ISSUE NEW AND ENHANCED CARD PRODUCTS AND INCREASE REVENUES FROM SUCH PRODUCTS, ATTRACT NEW CARDHOLDERS, CAPTURE A GREATER SHARE OF EXISTING CARDHOLDERS' SPENDING, SUSTAIN PREMIUM DISCOUNT RATES ON ITS CARD PRODUCTS IN LIGHT OF MARKET PRESSURES, INCREASE MERCHANT COVERAGE, RETAIN CARDMEMBERS AFTER LOW INTRODUCTORY LENDING RATES HAVE EXPIRED, AND EXPAND THE GLOBAL NETWORK SERVICES BUSINESS; THE TRIGGERING OF OBLIGATIONS TO MAKE PAYMENTS TO CERTAIN CO-BRAND PARTNERS, MERCHANTS, VENDORS AND CUSTOMERS UNDER CONTRACTUAL ARRANGEMENTS WITH SUCH PARTIES UNDER CERTAIN CIRCUMSTANCES; AEFA'S ABILITY TO DEVELOP AND ROLL OUT NEW AND ATTRACTIVE PRODUCTS TO CLIENTS IN A TIMELY MANNER AND EFFECTIVELY MANAGE THE ECONOMICS IN SELLING A GROWING VOLUME OF NON-PROPRIETARY MUTUAL FUNDS AND OTHER RETAIL FINANCIAL PRODUCTS TO CLIENTS; SUCCESSFULLY CROSS-SELLING FINANCIAL, TRAVEL, CARD AND OTHER PRODUCTS AND SERVICES TO THE COMPANY'S CUSTOMER BASE, BOTH IN THE UNITED STATES AND INTERNATIONALLY; A DOWNTURN IN THE COMPANY'S BUSINESSES AND/OR NEGATIVE CHANGES IN THE COMPANY'S AND ITS SUBSIDIARIES' CREDIT RATINGS, WHICH COULD RESULT IN CONTINGENT PAYMENTS UNDER CONTRACTS, DECREASED LIQUIDITY AND HIGHER BORROWING COSTS; FLUCTUATIONS IN INTEREST RATES, WHICH IMPACT THE COMPANY'S BORROWING COSTS, RETURN ON LENDING PRODUCTS AND SPREADS IN THE INSURANCE, ANNUITY AND INVESTMENT CERTIFICATE BUSINESSES; CREDIT TRENDS AND THE RATE OF BANKRUPTCIES, WHICH CAN AFFECT SPENDING ON CARD PRODUCTS, DEBT PAYMENTS BY INDIVIDUAL AND CORPORATE CUSTOMERS AND BUSINESSES THAT ACCEPT THE COMPANY'S CARD PRODUCTS AND RETURNS ON THE COMPANY'S INVESTMENT PORTFOLIOS; BANKRUPTCIES, RESTRUCTURINGS OR SIMILAR EVENTS AFFECTING THE AIRLINE OR ANY OTHER INDUSTRY REPRESENTING A SIGNIFICANT PORTION OF TRS' BILLED BUSINESS, INCLUDING ANY POTENTIAL NEGATIVE EFFECT ON PARTICULAR CARD PRODUCTS AND SERVICES AND BILLED BUSINESS GENERALLY THAT COULD RESULT FROM THE ACTUAL OR PERCEIVED WEAKNESS OF KEY BUSINESS PARTNERS IN SUCH INDUSTRIES; RISKS ASSOCIATED WITH THE COMPANY'S AGREEMENTS WITH DELTA AIR LINES TO PREPAY $500 MILLION FOR THE FUTURE PURCHASES OF DELTA SKYMILES REWARDS POINTS AND TO LOAN UP TO $100 MILLION TO DELTA; FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES; POLITICAL OR ECONOMIC INSTABILITY IN CERTAIN REGIONS OR COUNTRIES, WHICH COULD AFFECT LENDING AND OTHER COMMERCIAL ACTIVITIES, AMONG OTHER BUSINESSES, OR RESTRICTIONS ON CONVERTIBILITY OF CERTAIN CURRENCIES; DEFICIENCIES AND INADEQUACIES IN THE COMPANY'S INTERNAL CONTROL OVER FINANCIAL REPORTING, WHICH COULD RESULT IN INACCURATE OR INCOMPLETE FINANCIAL STATEMENTS AND PUBLIC DISCLOSURES; CHANGES IN LAWS OR GOVERNMENT REGULATIONS, INCLUDING CHANGES IN TAX LAWS OR REGULATIONS THAT COULD RESULT IN THE ELIMINATION OF CERTAIN TAX BENEFITS; THE COSTS AND INTEGRATION OF ACQUISITIONS; AND OUTCOMES AND COSTS ASSOCIATED WITH LITIGATION AND COMPLIANCE AND REGULATORY MATTERS. A FURTHER DESCRIPTION OF THESE AND OTHER RISKS AND UNCERTAINTIES CAN BE FOUND IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003, AND ITS OTHER REPORTS FILED WITH THE SEC.